UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 8, 2021

CYREN LTD.

(Exact Name of Registrant as Specified in its Charter)

Israel	000-26495	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Ha-Menofim St., 5th Floor Herzliya, Israel	4672561
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 011–972–9–863–6888

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Ticker Symbol	Name of Each Exchange on Which Registered
Ordinary Shares, par value ILS 0.15 per share	CYRN	Nasdaq Capital Market

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 8, 2021, Cyren LTD. (the “Company”) held its 2021 Annual Meeting of Shareholders. At the 2021 Annual Meeting of Shareholders, the shareholders voted on (i) the election of seven director nominees (Proposal 1), (ii) the approval of an increase in the number of ordinary shares and authorized share capital and an amendment to the Company’s Articles of Association to reflect such increase (Proposal 2), (iii) the approval of the Company’s revised Executive Compensation Policy (Proposal 3), (iv) the approval of the award of restricted stock units (“RSUs”) to the Company’s non-employee directors (Proposal 4), (v) the appointment and compensation of the Company’s independent registered accountants (Proposal 5), and the approval, on an advisory basis, of the compensation of the Company’s named executive officers (Proposal 6). Each of the proposals is described in more detail in the proxy statement filed with the Securities and Exchange Commission on June 3, 2021. The results of the votes are set forth below.

Proposal 1

The shareholders voted in favor of the election of the following director nominees as directors for a term of office expiring at the 2022 Annual Meeting of Shareholders and, in each case, until his or her successor is duly elected and qualified.

	For	Against	Abstain	Broker Non-Vote
James Hamilton	35,462,214	4,407,343	61,633	10,367,215
Brett Jackson	35,412,952	4,459,887	58,351	10,367,215
Hila Karah	35,436,737	4,431,694	62,759	10,367,215
Cary Davis	34,912,447	4,956,570	62,173	10,367,215
Brian Chang	34,860,849	4,967,273	103,068	10,367,215
Lauren Zletz	34,871,786	4,954,263	105,141	10,367,215
Rajveer Kushwaha	34,843,182	4,982,777	105,231	10,367,215

Proposal 2

The shareholders approved the increase in the number of authorized ordinary shares from NIS 16,500,000 divided into 110,000,000 Ordinary Shares of nominal value NIS 0.15 per share to NIS 24,000,000 divided into 160,000,000 Ordinary Shares of nominal value NIS 0.15 per share and the amendments to Article 3.1 of the Company’s Articles of Association to reflect such increase.

For	Against	Abstain	Broker Non-Vote
46,871,032	3,392,920	34,453	-

Proposal 3

The shareholders did not approve the Company’s revised Executive Compensation Policy. As required by Israeli law, this proposal was not approved by shareholders holding a majority of the Ordinary Shares voted on such proposals (excluding abstentions) who affirmatively confirmed that they were non-controlling shareholders or did not have a personal interest in Proposal 3, and non-controlling shareholders with no personal interest, holding greater than 2% of the total number of issued Ordinary Shares in the Company, voted against Proposal 3.

The following table shows the voting results of all shareholders voting on Proposal 3:

For	Against	Abstain	Broker Non-Vote
34,898,421	4,891,842	140,927	10,367,215

The following table shows the voting results of shareholders who confirmed that they were non-controlling shareholders or did not have a personal interest in Proposal 3:

For	Against	Abstain	Broker Non-Vote
1,422,514	4,625,651	80,227	10,367,215

Proposal 4

The shareholders approved the grant of RSU awards to (i) Hila Karah, David Earhart, John Becker, Cary Davis, Brian Chang, Lauren Zletz and Rajveer Kushwaha, 25,000 RSUs and (ii) Mr. James Hamilton 35,000 RSUs. As required by Israel law, this proposal was approved by shareholders holding a majority of the Ordinary Shares voted on such proposals (excluding abstentions) who affirmatively confirmed that they were non-controlling shareholders or did not have a personal interest in Proposal 4.

For	Against	Abstain	Broker Non-Vote
38,916,243	809,673	205,274	10,367,215

The following table shows the voting results of shareholders who confirmed that they were non-controlling shareholders or did not have a personal interest in Proposal 4:

For	Against	Abstain	Broker Non-Vote
5,309,402	712,355	123,818	10,367,215

Proposal 5

The shareholders approved and ratified the re-appointment of Kost, Forer, Gabbay & Kasierer (a member firm of Ernst & Young Global) as the Company’s independent registered public accountants for the year ending December 31, 2021 and for the year commencing January 1, 2022 and until the next annual meeting and their compensation (as approved by the Audit Committee of the Company and the Board).

For	Against	Abstain	Broker Non-Vote
50,084,046	164,180	50,179	0

Proposal 6

The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Vote
35,045,932	4,640,810	244,448	10,367,215

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYREN LTD.

By:	/s/ Kenneth Tarpey
Kenneth Tarpey Chief Financial Officer

Date: July 13, 2021

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